Supplement to the Application
                                   _The Prudential Insurance Company of America
                                   _Pruco Life Insurance Company

                                   A Subsidiary of The Prudential  Insurance
                                   Company of America

                                   No.__________________________________________

A Supplement to the Application for a variable contract in which _______________

__________________________________ is named as the proposed Annuitant.








I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES. I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S
INVESTMENT EXPERIENCE ............................................YES [ ] NO [ ]

An illustration of values is available upon request.





























Date                                      Signature of Applicant

                              ,19
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ORD 87454-92
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